                                                      REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                         NORTHERN STATES POWER COMPANY

             (Exact name of registrant as specified in its charter)

                        MINNESOTA                                          41-0448030
     (State or other jurisdiction of incorporation or       (I.R.S. Employer Identification Number)
                      organization)

                414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401
                                 (612) 330-5500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                EDWARD J. MCINTYRE                                  JOHN P. MOORE, JR.
    Vice President and Chief Financial Officer                     Corporate Secretary
           Northern States Power Company                      Northern States Power Company
                 414 Nicollet Mall                                  414 Nicollet Mall
           Minneapolis, Minnesota 55401                        Minneapolis, Minnesota 55401
                  (612) 330-7712                                      (612) 330-7623

          (Name and address, including zip code, of agent for service)
                           --------------------------

                                    COPY TO:

                                PETER D. CLARKE
                           Gardner, Carton & Douglas
                             321 North Clark Street
                            Chicago, Illinois 60610
                                 (312) 245-8685
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                AMOUNT TO       OFFERING PRICE          AGGREGATE            AMOUNT OF
        SECURITIES TO BE REGISTERED            BE REGISTERED      PER UNIT(2)        OFFERING PRICE(2)     REGISTRATION FEE
First Mortgage Bonds........................
Senior Notes................................      (1)(2)              (1)           $400,000,000(1)(2)       $111,200(3)
Debt Securities.............................

(1) Not applicable pursuant to the Note following the Calculation of Registration Fee table and General Instruction II.D. to Form S-3; however in no event will the aggregate maximum offering price of all securities issued and sold pursuant to the Registration Statement exceed $400,000,000.

(2) Pursuant to Rule 429, in addition to the $400,000,000 aggregate principal amount of securities being registered with this registration statement, the combined prospectus contained herein will utilize $50,000,000 aggregate principal amount of first mortgage bonds that were registered in Registration Statement No. 33-63243, for which a registration fee of $17,242 was paid.
(3) Calculated pursuant to Rule 457(o).
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

    PURSUANT TO RULE 429, THE COMBINED PROSPECTUS CONTAINED HEREIN SHALL APPLY TO REGISTRATION STATEMENT NO. 33-63243 AS TO $50,000,000 AGGREGATE PRINCIPAL AMOUNT OF FIRST MORTGAGE BONDS AND THIS REGISTRATION STATEMENT AS TO $400,000,000 AGGREGATE PRINCIPAL AMOUNT OF SECURITIES.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            ------------------------

    The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
                            ------------------------

                 SUBJECT TO COMPLETION, DATED NOVEMBER 20, 1998

                                   PROSPECTUS

                                      [LOGO]

                         NORTHERN STATES POWER COMPANY

                               414 Nicollet Mall
                          Minneapolis, Minnesota 55401
                                 (612) 330-7550

                              FIRST MORTGAGE BONDS
                                  SENIOR NOTES
                                DEBT SECURITIES
                               ------------------

    We may offer for sale from time to time up to $400,000,000 aggregate principal amount of our first mortgage bonds, senior notes or unsecured debt securities. In addition, we may offer for sale from time to time up to an additional $50,000,000 aggregate principal amount of first mortgage bonds. We refer to the first mortgage bonds being offered by this prospectus as "New Bonds" and we refer to these New Bonds, Senior Notes and Debt Securities collectively as "Securities." We may sell the Securities in one or more series through (i) underwriters or dealers, (ii) directly to a limited number of institutional purchasers, or (iii) agents. See "Plan of Distribution." The particular type of security being sold as well as the amount and terms of the sale of such Securities will be determined at the time of sale and included in a prospectus supplement that will accompany this Prospectus. Such Prospectus Supplement will include if applicable:

    - The names of any underwriters, dealers or agents involved in the distribution of the Securities;

    - Any applicable commissions or discounts and the net proceeds to the Company from such sale;

    - The aggregate principal amount and offering price of the Securities;

    - The rate or rates (or method of calculation) of interest;

    - The time or times and place of payment of interest;

    - The maturity date or dates; and

    - Any redemption terms or other specific terms of such series of Securities.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
                            COMMISSION HAS APPROVED

OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                                  PROSPECTUS.

           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                  The date of this Prospectus is            .

ABOUT THIS PROSPECTUS

    This Prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell any combination of the Securities described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. In addition, using a prior shelf registration, we may also sell up to an additional $50,000,000 of first mortgage bonds. This Prospectus provides you with a general description of the Securities we may offer. Each time we sell Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

    We believe we have included all information material to investors but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filing made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

    - The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

    - The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

    - The Company's Current Reports on Form 8-K dated March 4, 1998, March 5, 1998, March 11, 1998, April 21, 1998, April 22, 1998, May 20, 1998 and
      October 6, 1998.

    We are not required to, and do not, provide annual reports to holders of our debt securities unless specifically requested by a holder.

    You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

    Corporate Secretary
    Northern States Power Company
    414 Nicollet Mall
    Minneapolis, MN 55401
    (612) 330-7550

    You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.

                                      [LOGO]

    Northern States Power Company, a Minnesota corporation (the "Company"), is an operating public utility engaged in the generation, transmission and distribution of electricity in Minnesota, North Dakota and South Dakota. The Company also distributes natural gas in Minnesota and North Dakota. Through our wholly-owned subsidiary, Northern States Power Company, a Wisconsin corporation, we also engage in the generation, transmission and distribution of electricity and the distribution of natural gas in Wisconsin and Michigan.

    Of the approximately three million people served by the Company and NSP-Wisconsin, the majority are concentrated in the Minneapolis-St. Paul Metropolitan area. In 1997, the Company and NSP-Wisconsin derived about 62 percent of their combined electric retail revenue from sales in the Minneapolis-St. Paul Metropolitan area and about 54 percent of their gas revenues from sales in the St. Paul area. The Company's and NSP-Wisconsin's combined electric generation for 1997 was provided for by coal (62%), nuclear (34%), and renewable and other fuels (4%). The Company currently operates three nuclear units that were placed in service in 1971, 1973 and 1974. The Company has no additional nuclear units under construction.

    The Company's other primary subsidiaries include:

    - NRG Energy, Inc. ("NRG"), which operates and owns interests in independent, non-regulated power and energy businesses in the United States and other countries.

    - Viking Gas Transmission Company ("Viking"), which owns and operates a 500-mile interstate natural gas pipeline providing gas transportation services to customers in the Upper Midwest from connections with three major pipelines in the United States and Canada.

    - Eloigne Company ("Eloigne"), which owns interests in affordable housing projects, principally within the Company's service territory.

    - Energy Masters International Inc. (formerly Cenerprise, Inc.) ("Energy Masters"), which delivers natural gas and electric products and services to commercial and industrial customers, utilities, municipalities and energy marketers, and offers performance contracting to customers nationwide.

    The Company and its subsidiaries collectively are referred to herein as NSP.

    For the year ended December 31, 1997, NSP reported assets of $7.1 billion, revenues of approximately $2.7 billion, after tax income from ongoing operations of $260.4 million (excluding merger costs and the write-down of an NRG project) and earnings per common share from ongoing operations of $1.77 (excluding merger costs and the write-down of an NRG project). For this same period, the earnings
(loss) contributions of NRG, Eloigne and Energy Masters were $0.20, $0.03 and $(0.08) per common share.

    The Company was incorporated in 1909 under the laws of Minnesota.

                                USE OF PROCEEDS

    We will add the net proceeds from the sale of the Securities to our general funds and use such proceeds for general corporate purposes, which may include the payment at maturity or the redemption, refunding, refinancing or purchase of one or more series of outstanding first mortgage bonds, and the repayment of outstanding short-term borrowings incurred in connection with our continuing construction program. Our short-term borrowings aggregated $226 million as of September 30, 1998. The specific allocation of the proceeds of a particular series of the Securities will be described in the Prospectus Supplement.

                    NSP'S RATIO OF EARNINGS TO FIXED CHARGES

                                                                                            YEAR ENDED DECEMBER 31,
                                                                                     -------------------------------------
                                                                                        1997         1996         1995
                                                                      12 MONTHS         -----        -----        -----
                                                                        ENDED
                                                                    SEPTEMBER 30,
                                                                        1998
                                                                  -----------------
                                                                     (UNAUDITED)
Ratio of Earning to Fixed Charges...............................            2.7             2.9          3.8          3.9


                                                                     1994         1993
                                                                     -----        -----

Ratio of Earning to Fixed Charges...............................         4.0          4.0

    For purposes of computing the ratio of earnings to fixed charges, (i) earnings consist of income from continuing operations plus fixed charges, federal and state income taxes, deferred income taxes and investment tax credits and less undistributed equity in earnings of unconsolidated investees; and (ii) fixed charges consist of interest on long-term debt, other interest charges, the interest component on leases and amortization of debt discount, premium and expense.

    Assuming that variable interest rate debt continues at interest rates in effect on September 30, 1998, the annual interest requirement on long-term debt of NSP outstanding at September 30, 1998, was $145,700,000.

                                   SECURITIES

    We may issue the Securities in one or more series as (i) first mortgage bonds (referred to as New Bonds in this Prospectus); (ii) notes (referred to as Senior Notes) secured until the Release Date (as defined below) by first mortgage bonds; or (iii) unsecured debt securities (referred to as Debt Securities). Following the Release Date (as discussed below), any outstanding Senior Notes secured by first mortgage bonds will cease to be secured and the Senior Notes will become unsecured obligations of the Company. The New Bonds, Senior Notes and Debt Securities are described below under the applicable headings. The descriptions contain summaries of selected provisions of the indentures under which the Securities will be issued. These summaries are not complete. The forms of the indentures have been filed as exhibits to the registration statement and you should read the indentures for provisions that may be important to you. In the summaries below, we have included references to section numbers of the applicable indentures so that you can easily locate these provisions. Capitalized terms used in the summaries have the meanings specified in the applicable indenture.

    We are not required to issue future issues of debt securities under the indentures described in this Prospectus, and we are free to use other indentures or documentation, containing provisions different from those described in this Prospectus, in connection with future issues of other debt securities.

    The Securities will be represented either by Global Securities registered in the name of The Depository Trust Company ("DTC"), as depository ("Depository"), or its nominee, or by securities in certificate form issued to the registered owners, as set forth in the applicable Prospectus Supplement. See "Book-Entry System" herein.

                            DESCRIPTION OF NEW BONDS

    The New Bonds will be a new series of first mortgage bonds issued under the Trust Indenture dated February 1, 1937 (the "1937 Indenture") as supplemented by 45 supplemental trust indentures, a Supplemental and Restated Trust Indenture dated May 1, 1988 (the "Restated Indenture") and a new supplemental trust indenture for such series of New Bonds (the "New Supplemental Indenture"), all from the Company to Harris Trust and Savings Bank, as trustee (the "Mortgage Trustee"). The 1937 Indenture, as supplemented by the supplemental indentures, the Restated Indenture and the New Supplemental Indenture herein are referred to collectively as the "Mortgage Indenture." Excluding the New Bonds, as of September 30, 1998, there were 16 series of first mortgage bonds in an aggregate principal amount of $1.3 billion outstanding under the Mortgage Indenture.

    The Restated Indenture amends and restates the 1937 Indenture and the supplemental indentures. The Restated Indenture will become effective and operative on the Effective Date, which will be the date that all first mortgage bonds of each series issued under the Mortgage Indenture prior to May 1, 1988 have been retired through payment or redemption (including those first mortgage bonds "deemed to be paid" within the meaning of that term as used in Article XVII of the 1937 Indenture) or (except as described below) the holders of the requisite principal amount of such first mortgage bonds consent to the amendments contained in the Restated Indenture. Holders of the New Bonds and of each other series of first mortgage bonds issued under the Mortgage Indenture after May 1, 1988 likewise will be bound by the amendments contained in the Restated Indenture when they become effective and operative. Unless the consent of the holders of first mortgage bonds of each series issued prior to May 1, 1988 is obtained or such first mortgage bonds are retired prior to their maturity, the Company presently expects the Restated Indenture to become effective no earlier than March 1, 2011.

TERMS OF NEW BONDS

    We will issue the New Bonds as fully registered bonds without coupons in denominations of multiples of $1,000. We may issue New Bonds in temporary form if, for any reason, we are unable to deliver New Bonds in definitive form. Principal and interest are to be payable in Chicago, Illinois, at Harris Trust and Savings Bank or in New York, New York at Harris Trust Company of New York. New Bonds will be interchangeable in the manner provided in Article II of the New Supplemental Indenture.

    You will not be charged for any exchange or transfer of New Bonds, other than for any taxes or other governmental charges.

    The terms and other specific information applicable to the series of New Bonds in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement that will accompany this Prospectus. Such terms and other information will include:

    - the designation, aggregate principal amount and offering price of such series of New Bonds;

    - the rate or rates per annum (or method of calculation) at which such series of New Bonds will bear interest and the date from which interest will accrue;

    - the dates on which interest will be payable;

    - the record dates for payments of interest;

    - the date or dates on which such series of New Bonds will mature; and

    - any optional or mandatory redemption terms or other specific terms applicable to such series of New Bonds.

    The holders of the outstanding first mortgage bonds do not, and the holders of the New Bonds will not, have the right to require us to repurchase such first mortgage bonds if we become involved in a highly leveraged or change in control transaction. The Mortgage Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions. However, bondholders would have the security afforded by the first mortgage lien on substantially all the Company's property as described below under the subcaption "Security for New Bonds." In addition, any change in control transaction and any incurrence of substantial additional indebtedness (as first mortgage bonds or otherwise) by the Company in such a transaction would require approval of state utility regulatory authorities and, possibly, of federal utility regulatory authorities. Management believes that such approvals would be unlikely in any transaction that would result in the Company, or a successor to the Company, having a highly leveraged capital structure.

SECURITY FOR NEW BONDS

    In the opinion of counsel for the Company, the New Bonds will be secured equally and ratably, except as to sinking fund provisions, with all of the Company's other outstanding first mortgage bonds by a valid and direct first mortgage lien on all of the real and fixed properties, leasehold rights, franchises and permits then owned by the Company subject only (a) to Permitted Liens and (b) as to parts of the Company's property, to certain easements, conditions, restrictions, leases and similar encumbrances which do not affect the Company's use of such property in the usual course of its business, to certain minor defects in titles which are not material and to defects in titles to certain properties not essential to the Company's business.

    The Mortgage Indenture subjects to the lien thereof all property, rights and franchises (except as otherwise expressly provided) acquired by the Company after the date of the 1937 Indenture. Such provisions might not be effective as to property acquired within 90 days prior and subsequent to the filing of a case, with respect to the Company, under the United States Bankruptcy Code. The opinion of counsel does not cover titles to easements for water flowage purposes or rights-of-way for electric and gas transmission and distribution facilities, steam mains and telephone lines. However, the Company has the power of eminent domain in the states in which it operates.

    The Mortgage Indenture provides that no prior liens, other than Permitted Liens, may be created or permitted to exist upon the mortgaged and pledged property whether now owned or hereafter acquired. (Section 4 of Article VIII of the 1937 Indenture.) Following the retirement of the first mortgage bonds of each series issued prior to May 1, 1988, the Restated Indenture will amend the foregoing provisions to allow Permitted Encumbrances on the mortgaged and pledged property.

Permitted Encumbrances include:

    - Permitted Liens

    - Rights of parties to agreements with the Company relating to property owned or used jointly with such party, provided such rights:

       - do not materially impair the use of such property in the normal course of the Company's business;

       - do not materially affect the security provided by the Mortgage Indenture; and

       - are not inconsistent with the remedies of the Mortgage Trustee upon a Completed Default.

    - Leases existing on the Effective Date of the Restated Indenture affecting property owned by the Company on the Effective Date.

    - Leases which do not interfere in any material respect with the use by the Company of the property for its intended purpose and which will not have a material adverse impact on the security provided by the Mortgage Indenture.

    - Other leases relating to 5% or less of the sum of the Company's Depreciable Property and Land.

    - Any mortgage, lien, charge or other encumbrance prior or equal to the Lien of the Indenture (other than a Prepaid Lien) existing on the date the property is acquired by the Company, provided that on such acquisition date:

       - no Default has occurred and is continuing;

       - the principal amount secured by such mortgage, lien, charge or encumbrance does not exceed 66 2/3% of the lesser of the Cost or Fair Value of the property; and

       - such mortgage shall apply only to the property originally subject thereto, the Company shall close the mortgage and the Company shall not issue additional indebtedness thereunder.

(Section 1.03 of the Restated Indenture)

    Following the retirement of the first mortgage bonds of each series issued prior to May 1, 1988, the holders of 66 2/3% of the principal amount of first mortgage bonds Outstanding may (a) consent to the creation or existence of a Prior Lien with respect to up to 50% of the sum of the Company's Depreciable Property and Land, after giving effect to such Prior Lien or (b) terminate the Lien of the Indenture with respect to up to 50% of the sum of the Company's Depreciable Property and Land. (Section 18.02(e) of the Restated Indenture.)

    The Mortgage Indenture is not a lien on the properties of NSP-Wisconsin, nor is the stock of NSP-Wisconsin, NRG, Viking or any other subsidiary owned by the Company pledged thereunder.

SINKING FUND PROVISIONS

    The sinking fund redemption provision, if any, for each series of the New Bonds will be set forth in the related Prospectus Supplement. As an annual sinking fund, we have agreed to pay to the Mortgage Trustee on each October 1 an amount sufficient to redeem, for sinking fund purposes, 1% of the highest amount, at any time outstanding, of each outstanding series of first mortgage bonds, other than Bonds of the Series due February 1, 1999, Bonds of the Series due December 1, 2000, Bonds of the Series due October 1, 2001, Bonds of the Series due March 1, 2003, Bonds of the Series due April 1, 2003, Bonds of the Series due December 1, 2005, Bonds of the Series due July 1, 2025, Bonds of the Series due March 1, 2028, and other than Pollution Control Series C, J, K, L, M, N, O, P, and Resource Recovery Series I. We may offset sinking fund payments by
(a) application of net Permanent Additions of a Cost or Fair Value, whichever is less, equal to 150% of the principal amount of first mortgage bonds which otherwise would be required to be retired by the sinking fund or (b) retirement or delivery to the Mortgage Trustee of first mortgage bonds of the series for which the sinking fund is applicable. The Mortgage Trustee is required to apply sinking fund money to the purchase or redemption of first mortgage bonds of the series for which such money is applicable. (Article III of each Supplemental Indenture except those dated June 1, 1942, February 1, 1944, October 1, 1945, July 1, 1948, August 1, 1949, August 1, 1957, October 1, 1992, April 1, 1993,
December 1, 1993, February 1, 1994, October 1, 1994, June 1, 1995, March 1, 1998
and those relating to each Pollution Control Series and to Resource Recovery Series I.)

    Certain of the Bonds of Resource Recovery Series I are subject to a mandatory sinking fund applicable to each respective series. (Section 3.02 of the Supplemental Indenture dated December 1, 1984.)

MAINTENANCE PROVISIONS

    As a Maintenance Fund for the first mortgage bonds, we have agreed to pay to the Mortgage Trustee on each May 1 an amount equal to 15% of the Consolidated Gross Operating Revenues of the Company for the preceding calendar year, after deducting from such revenues: (a) cost of electricity and gas purchased for resale, (b) rentals paid for utility property, less credits at the Company's option for (i) maintenance, (ii) property retirements offset by Permanent Additions, (iii) retirements of first mortgage bonds and (iv) Cost or Fair Value, whichever is less, of Permanent Additions after deducting property retirements. We may withdraw moneys from the Maintenance Fund in amounts equal to retirements of first mortgage bonds and net Permanent Additions. Cash in excess of $100,000 remaining on deposit in the Maintenance Fund for more than three years must be used for the purchase or redemption of first mortgage bonds. Any such redemption would be at the applicable regular redemption price of the first mortgage bonds to be redeemed and subject to any restrictions on the redemption of such first mortgage bonds. (Article IX of the 1937 Indenture; Article IV of the Supplemental Indenture dated June 1, 1952.)

    The Restated Indenture will amend the foregoing provisions of the Mortgage Indenture by replacing the current Maintenance Fund deposit formula with the requirement that we pay to the Mortgage Trustee on each May 1 an amount equal to 2.50% of our Completed Depreciable Property as of the end of the preceding calendar year, after deducting credits at the Company's option for (a) maintenance, (b) property retirements offset by Permanent Additions, (c) retirements of first mortgage bonds and (d) Amounts of Established Permanent Additions. (Section 9.01 of the Restated Indenture.) The Restated Indenture further provides that to the extent that Maintenance Fund credits exceed 2.50% of Completed Depreciable Property for any year after 1987, such excess credits may be applied in future years (a) to offset any Maintenance Fund deficiency or
(b) to increase the Amount of Established Permanent Additions available for use under the Mortgage Indenture. (Section 9.05 of the Restated Indenture.) In addition, the Restated Indenture eliminates the requirement that cash in excess of $100,000 remaining on deposit in the Maintenance Fund for more than three years be used for the purchase or redemption of first mortgage bonds.

    We have agreed to maintain our properties in adequate repair, working order and condition. (Section 6 of Article VIII of the 1937 Indenture; Section 8.06 of the Restated Indenture.)

ISSUANCE OF ADDITIONAL BONDS

    The maximum principal amount of first mortgage bonds that we may issue under the Mortgage Indenture is not limited, except as described below. We may issue additional first mortgage bonds in amounts equal to (a) 60% of the Cost or Fair Value, whichever is less, of Permanent Additions after deducting retirements (Article V of the 1937 Indenture; also Sections 1 and 3 of Article III of the Supplemental Indenture dated February 1, 1944); (b) retired first mortgage bonds, which have not been otherwise used under the Mortgage Indenture (Article VI of the 1937 Indenture); or (c) the amount of cash deposited with the Mortgage Trustee, which cash may be withdrawn on the same basis as additional first mortgage bonds may be issued under clauses (a) and (b) above. (Article VII of the 1937 Indenture; Section 2 of Article III of the Supplemental Indenture dated February 1, 1944; and Article IV of the Supplemental Indenture dated June 1, 1952.) The Restated Indenture will amend the foregoing provisions of the Mortgage Indenture by increasing the percentage in clause (a) above from 60% to 66 2/3%. (Section 5.03 of the Restated Indenture.)

    We will issue the New Bonds under clause (a) and/or (b) above. At September 30, 1998, the amount of net Permanent Additions available for the issuance of Bonds exceeded $4.0 billion, of which $667 million could be used to authenticate the $400 million principal amount of the New Bonds. As of September 30, 1998, $349 million of retired first mortgage bonds were available to authenticate up to $349 million of New Bonds.

    We may not issue any additional first mortgage bonds on the basis of clause
(a), clause (b) under specified conditions, or clause (c), unless the Earnings Applicable to Bond Interest for a specified twelve-month period are equal to twice the annual interest requirements on the first mortgage bonds, including those about to be issued. (Section 4 of Article V, Section 2 of Article VI, and Section 1 of Article VII of the 1937 Indenture.)

    Permanent Additions include: the Company's electric and steam generating, transmission and distribution properties; the Company's gas storage and distribution properties; construction work-in-progress;

and fractional and undivided property interests of the Company. (Section 4 of Article I of the 1937 Indenture; Section 1.03 of the Restated Indenture.) Under the Restated Indenture, Permanent Additions also will include property used for providing telephone or other communication services and engineering, financial, economic, environmental, geological and legal or other studies, surveys or reports associated with the acquisition or construction of any Depreciable Property. (Section 1.03 of the Restated Indenture.)

    Assuming that the interest cost on variable rate first mortgage bonds is at the maximum allowable rate, Earnings Applicable to Bond Interest for the twelve months ended September 30, 1998, would be 3.7 times the annual interest requirements on the first mortgage bonds including the New Bonds at an assumed 6.25% interest rate. Additional first mortgage bonds may vary as to maturity, interest rate, redemption prices, and sinking fund, and in certain other respects. (Article II of the 1937 Indenture and Article II of the Restated Indenture.) The Restated Indenture will amend the Mortgage Indenture by requiring that Earnings Applicable to Bond Interest for a specified twelve-month period be equal to twice the annual interest requirements on the first mortgage bonds, including those about to be issued, and any obligations secured by Prior Liens and any indebtedness secured by Permitted Encumbrances. (Sections 1.03 and 5.04 of the Restated Indenture.) Under the Restated Indenture, the calculation of Earnings Applicable to Bond Interest will include all non-utility revenues of the Company. (Section 1.03 of the Restated Indenture.)

PROVISION LIMITING DIVIDENDS ON COMMON STOCK

    We have agreed that the sum of (i) all dividends and distributions on our common stock after September 30, 1954 (other than in common stock), and (ii) the cost of all shares of our common stock acquired by us after that date shall not exceed the sum of (a) the earned surplus of the Company and our Qualified Subsidiary Companies, consolidated, at September 30, 1954, and (b) an amount equal to the consolidated net income of the Company and our Qualified Subsidiary Companies, earned after September 30, 1954, after making provision for all dividends accruing after that date on preferred stock of the Company and after taking into consideration all proper charges and credits to earned surplus made after that date. In computing net income for the purpose of this covenant, we will deduct an amount, if any, by which 15% of the Consolidated Gross Operating Revenues of such companies, after certain deductions, exceeds the aggregate of the amounts expended for maintenance and appropriated for reserves for renewals, replacements, retirements, depreciation or depletion. (Article IV of the Supplemental Indenture dated October 1, 1954.) As of 1957, the Company no longer had any Qualified Subsidiary Companies. This provision has not impaired our ability to pay dividends in the past and is not expected to do so in the future.

    The Restated Indenture will replace the dividend restriction described above with the requirement that (a) the sum of: (i) all dividends and distributions on our common stock after the Effective Date of the Restated Indenture (other than in common stock) and (ii) the amount, if any, by which the Considerations given by us for the purchase or other acquisition of our common stock after the Effective Date exceeds the Considerations received by us after the Effective Date from the sale of common stock, shall not exceed (b) the sum of (i) the retained earnings of the Company at the Effective Date, and (ii) an amount equal to the net income of the Company earned after the Effective Date, after deducting all dividends accruing after the Effective Date on all classes and series of our preferred stock and after taking into consideration all proper charges and credits to earned surplus made after the Effective Date. In computing net income for the purpose of this amended covenant, we will deduct the amount, if any, by which, after the date commencing 365 days prior to the Effective Date, the actual expenditures or charges for ordinary repairs and maintenance and the charges for reserves, renewals, replacements, retirements, depreciation and depletion are less than 2.50% of the Company's Completed Depreciable Property. (Section 8.07 of the Restated Indenture.)

RELEASE PROVISIONS

    The Mortgage Indenture permits the release from its lien of any property upon depositing or pledging cash or certain other property of comparable Fair Value. The Mortgage Indenture also permits the sale or other disposal of securities not pledged under the Mortgage Indenture, contracts, accounts, motor cars, and certain equipment and supplies; the cancellation, change or alteration of leases, rights-of-way and easements; and the surrender and modification of any franchise or governmental consent subject to certain restrictions; in each case without any release or consent by the Mortgage Trustee or accountability thereto for any consideration received by the Company. (Article XI of the 1937 Indenture and Article XI of the Restated Indenture.)

    Following the retirement of the first mortgage bonds of each series issued prior to May 1, 1988, (a) we may sell or otherwise dispose of, free of the Lien of the Indenture, all motor vehicles, vessels and marine equipment, railroad cars, engines and related equipment, airplanes, office furniture and leasehold interests in property owned by third parties and (b) we may enter into leases with respect to the property subject to the Lien of the Indenture which do not interfere in any material respect with the use of such property for the purpose for which it is held by us and will not have a material adverse impact on the security afforded by the Mortgage Indenture. (Section 11.02(b) of the Restated Indenture.)

    Following the retirement of the first mortgage bonds of each series issued prior to May 1, 1988, any of the mortgaged and pledged property may be released from the Lien of the Indenture if, after such release, the Fair Value of the remaining mortgaged and pledged property equals or exceeds a sum equal to 150% of the aggregate principal amount of first mortgage bonds Outstanding. (Section 11.03(k) of the Restated Indenture.) When effective and upon satisfaction of the requirements set forth in the Mortgage Indenture, this provision would permit us to spin-off or otherwise dispose of a substantial amount of assets or a line of business without depositing cash or property with the Mortgage Trustee or obtaining the consent of the bondholders.

MODIFICATION OF THE MORTGAGE INDENTURE

    With the consent of the Company, the provisions of the Mortgage Indenture may be changed by the affirmative vote of the holders of 80% in principal amount of the first mortgage bonds Outstanding except that, among other things, the maturity of a first mortgage bond may not be extended, the interest rate reduced, nor the terms of payment of principal or interest changed without the consent of the holder of each first mortgage bond so affected. (Article XVIII of the 1937 Indenture.)

    The Supplemental Indenture dated May 1, 1985 amended the foregoing provisions of the Mortgage Indenture by reducing the 80% requirement to 66 2/3%. This amendment will not become effective and operative until all first mortgage bonds of each series issued prior to May 1, 1985 have been retired or until all the holders thereof have consented to such amendment. Holders of the New Bonds and of each subsequent series issued under the Mortgage Indenture will likewise be bound by the amendment when it becomes effective and operative. (Article VI of the Supplemental Indenture dated May 1, 1985 and Section 18.02 of the Restated Indenture.)

CONCERNING THE MORTGAGE TRUSTEE

    In case of a Completed Default either the Mortgage Trustee or the holders of 25% in principal amount of (i) the first mortgage bonds Outstanding or (ii) the first mortgage bonds affected by such default, may declare the first mortgage bonds due and payable, subject to the right of the holders of a majority of the first mortgage bonds then Outstanding to rescind or annul such action. Further, the Mortgage Trustee is obligated to take the actions provided in the Mortgage Indenture to enforce payment of the first mortgage bonds and the Lien of the Indenture upon being requested to do so by the holders of a majority in principal amount of the first mortgage bonds. However, the holders of a majority in principal amount of the first mortgage bonds may direct the taking of any such action or the refraining therefrom as is not contrary to law or the Mortgage Indenture. Before taking certain actions, the Mortgage Trustee may require adequate indemnity against the costs, expenses and liabilities to be incurred therein or thereby. (Article XIII of the 1937 Indenture; Section 6 of Article VI of Supplemental Indenture dated February 1, 1944; Section 4.03 of Supplemental Indenture dated October 1, 1945 and Article XIII of the Restated Indenture.)

DEFAULTS

    The following is a summary of events defined in the Mortgage Indenture as Completed Defaults:

    - default in payment of principal of any first mortgage bond,

    - default continued for 90 days in payment of interest on any first mortgage bond,

    - default in the covenant contained in Section 11 of Article VIII of the Mortgage Indenture (Section 8.11 of the Restated Indenture) with respect to bankruptcy, insolvency, assignment or receivership; and

    - default continued for 90 days after notice in the performance of any other covenant, agreement or condition.

(Section 4.02 of the Supplemental Indenture dated October 1, 1945 and Section
13.01 of the Restated Indenture.)

    The Mortgage Trustee is required to give notice to bondholders (1) within 90 days after the occurrence of a default known to the Mortgage Trustee, or (2) if the Mortgage Trustee is unaware of a default during such 90 day period, then, within 30 days after the Mortgage Trustee knows of such default, unless such default has been cured before giving such notice. However, in the case of a default resulting from the failure to make any payment of principal of or interest on any first mortgage bonds or to make any sinking fund payment, the Mortgage Trustee may withhold such notice if its board of directors, executive committee or a trust committee of directors or responsible officers determines in good faith that withholding such notice is in the interest of the bondholders. (Section 4 of Article V of the Supplemental Indenture dated February 1, 1944 and Section 16.02 of the Restated Indenture.)

    The Company is required to file with the Mortgage Trustee such information, documents and reports with respect to compliance by the Company with the conditions and covenants of the Mortgage Indenture as may be required by the rules and regulations of the SEC including a certificate, furnished not less frequently than annually, as to the Company's compliance with all of the conditions and covenants under the Mortgage Indenture. (Section 8 of Article III of the Supplemental Indenture dated February 1, 1944 and Section 8.18 of the Restated Indenture.)

GENERAL

    Whenever all indebtedness secured by the Mortgage Indenture has been paid, or adequate provision for such payment has been made, the Mortgage Trustee shall cancel and discharge the Mortgage Indenture. (Article XVII of the 1937 Indenture and Article XVII of the Restated Indenture.) After the Effective Date, we may deposit with the Mortgage Trustee any combination of cash or Government Obligations in order to provide for the payment of any series or all of the first mortgage bonds Outstanding. The Mortgage Indenture also provides that we must furnish, to the Mortgage Trustee, Officers' Certificates, certificates of an Engineer, Appraiser or other expert and, in certain cases, Accountants' Certificates in connection with the authentication of first mortgage bonds, the release or release and substitution of property and certain other matters, and Opinions of Counsel as to the Lien of the Indenture and certain other matters. (Article IV of the Supplemental Indenture dated February 1, 1944; Articles IV, V, VI, VII, XI and XVII and Section 20.08 of the Restated Indenture.)

                          DESCRIPTION OF SENIOR NOTES

GENERAL

    The Senior Notes may be issued under an indenture (the "Senior Note Indenture") between the Company and Norwest Bank Minnesota, National Association, as trustee (the "Senior Note Trustee"). Until the Release Date (as defined below), the Senior Notes will be secured as to payment of principal and interest by one or more series of the Company's first mortgage bonds issued, pledged and delivered by the Company to the Senior Note Trustee. See "Security for the New Bonds." FOLLOWING THE RELEASE DATE, THE SENIOR NOTES WILL CEASE TO BE SECURED AS TO THE PAYMENT OF PRINCIPAL AND INTEREST, WILL BECOME UNSECURED GENERAL OBLIGATIONS OF THE COMPANY AND WILL RANK ON A PARITY WITH OUR OTHER UNSECURED INDEBTEDNESS. The amount of Senior Notes that we may issue under the Senior Note Indenture is not limited, except that, prior to the Release Date, the amount of Senior Notes that we may issue cannot exceed the amount of first mortgage bonds that we are able to issue under our Mortgage Indenture. See "Description of New Bonds--Issuance of Additional Bonds." At September 30, 1998, we could issue $1.8 billion of additional first mortgage bonds at an assumed 6.25% interest rate.

    The Senior Notes may be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The Prospectus Supplement applicable to each issue of Senior Notes will specify:

    - the title, aggregate principal amount and offering price of such Senior Notes;

    - the interest rate or rates, or method of calculation of such rate or rates, on such Senior Notes, and the date from which such interest will accrue;

    - the dates on which such interest will be payable;

    - the record dates for payments of interest;

    - the date on which such Senior Notes will mature;

    - any redemption terms;

    - the period or periods within which, the price or prices at which and the terms and conditions upon which such Senior Notes may be repaid, in whole or in part, at the option of the holder thereof; and

    - other specific terms applicable to such Senior Notes.

Unless otherwise indicated in the applicable Prospectus Supplement, the Senior Notes will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof, except that the denomination of any Senior Note issued in the form of a Global Security will not exceed $200,000,000 without the approval of the Depository.

    Unless otherwise indicated in the applicable Prospectus Supplement, there are no provisions in the Senior Note Indenture or the Senior Notes that require us to redeem, or permit the holders to cause a redemption of, the Senior Notes or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of the Company. However, any change in control transaction that involves the incurrence of substantial additional long-term indebtedness (as notes, first mortgage bonds or otherwise) by us in such a transaction would require approval of state utility regulatory authorities and, possibly, of federal utility regulatory authorities. Management believes that such approvals would be unlikely in any transaction that would result in the Company, or a successor to the Company, having a highly leveraged capital structure.

REGISTRATION, TRANSFER AND EXCHANGE

    Senior Notes of any series may be exchanged for other Senior Notes of the same series of any authorized denominations and of a like aggregate principal amount and kind. (Section 2.06.) Unless otherwise indicated in the applicable Prospectus Supplement, Senior Notes may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Senior Note Trustee maintained for such purpose with respect to any series of Senior Notes and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Note Indenture. Such transfer or exchange will be effected upon being satisfied with the documents of title and indemnity of the person making the request. (Sections 2.06 and 2.07.)

    In the event of any redemption of Senior Notes of any series, the Senior Note Trustee will not be required to exchange or register a transfer of any Senior Notes of such series selected, called or being called for redemption except, in the case of any Senior Note to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.06.) See "BOOK-ENTRY SYSTEM."

PAYMENT AND PAYING AGENTS

    Principal of and interest and premium, if any, on Senior Notes issued in the form of Global Securities will be paid in the manner described below under the caption "BOOK-ENTRY SYSTEM." Unless otherwise indicated in the applicable Prospectus Supplement, interest on Senior Notes that are in the form of certificated securities will be paid by check mailed to the holder at such person's address as it appears in the register for the Senior Notes maintained by the Senior Note Trustee; however, a holder of $10,000,000 or more Senior Notes having the same interest payment dates will be entitled to receive payments of interest by wire transfer if appropriate wire transfer instructions have been received by the Senior Note Trustee on or prior to the applicable record date. (Section 2.12.) Unless otherwise indicated in the applicable Prospectus Supplement, the principal of, and interest at maturity and premium, if any, on Senior Notes in the form of certificated securities will be payable in immediately available funds at the office of the Senior Note Trustee. (Section 2.12.)

    All monies paid by the Company to a paying agent for the payment of principal of, interest or premium, if any, on any Senior Note which remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable will be repaid to the Company and the holder of such Senior Note will thereafter look only to the Company for payment thereof. (Section 5.04.)

SECURITY FOR SENIOR NOTES

    Until the Release Date (as defined below), the Senior Notes will be secured as to payment of principal and interest by one or more series of the Company's first mortgage bonds issued, pledged and delivered by the Company to the Senior Note Trustee ("Senior Note Mortgage Bonds"). Each series of Senior Note Mortgage Bonds will have the same stated rate or rates of interest (or interest calculated in the same manner), payment dates, maturity dates and redemption provisions as the Senior Notes which they secure. Satisfaction of the Company's obligations with respect to principal of, and interest on, the Senior Notes will satisfy the Company's obligations with respect to principal of, and interest on, the Senior Note Mortgage Bonds securing such Senior Notes. (Section 4.11.) Until the Release Date, the Senior Note Mortgage Bonds secure the payment of the principal of and interest on the Senior Notes; however, at no time will they secure the payment of any premium on the Senior Notes. Each series of Senior Note Mortgage Bonds will be a series of first mortgage bonds of the Company, all of which are secured by a lien on certain property owned by the Company. In certain circumstances, we may reduce the aggregate principal amount of the Senior Note Mortgage Bonds held by the Senior Note Trustee, but in no event to an amount lower than the aggregate principal amount of the outstanding Senior Notes which they secure. (Section 4.08.) We may issue, pledge and deliver to the Senior Note Trustee additional first mortgage bonds to secure other issuances of Senior Notes under the Mortgage Indenture. FOLLOWING THE RELEASE DATE, THE SENIOR NOTE MORTGAGE BONDS WILL CEASE TO SECURE THE PAYMENT OF THE PRINCIPAL OF AND INTEREST ON THE SENIOR NOTES, AND THE SENIOR NOTES WILL BECOME UNSECURED, GENERAL OBLIGATIONS OF THE COMPANY. THEREFORE, THE SENIOR NOTES EFFECTIVELY WILL BE JUNIOR IN PRIORITY OF PAYMENT TO ANY SECURED OBLIGATIONS OF THE

COMPANY. Following the Release Date, certain first mortgage bonds will remain outstanding and the Company will be permitted to issue additional first mortgage bonds.

RELEASE DATE

    Our Articles of Incorporation currently limit the amount of unsecured debt that we are able to issue. Without the approval of our preferred stockholders, we generally are not able to issue unsecured debt if, after such issuance, all of our outstanding unsecured debt would exceed 20% of the sum of our secured debt, capital stock and capital surplus. Under this test, as of September 30, 1998, we would have been able to issue additional unsecured debt of approximately $509 million.

    THE RELEASE DATE WILL BE THE EFFECTIVE DATE OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION REMOVING THIS LIMITATION ON THE ISSUANCE OF UNSECURED DEBT. WE PRESENTLY EXPECT TO ASK OUR SHAREHOLDERS TO APPROVE SUCH AN AMENDMENT AT OUR 1999 ANNUAL MEETING OF SHAREHOLDERS. AS DISCUSSED ABOVE, FOLLOWING THE RELEASE DATE, ANY OUTSTANDING SENIOR NOTES WILL BECOME UNSECURED, GENERAL OBLIGATIONS OF THE COMPANY AND ANY FUTURE ISSUES OF SENIOR NOTES WILL BE ISSUED AS UNSECURED, GENERAL OBLIGATIONS OF THE COMPANY.

EVENTS OF DEFAULT

    The following constitute events of default under the Senior Note Indenture:

    - default in the payment of principal of and premium, if any, on any Senior Note when due and payable whether at the stated maturity thereof, upon redemption thereof (provided that such redemption is not conditioned upon the deposit of sufficient moneys for such redemption) or upon declaration of acceleration or otherwise;

    - default in the payment of interest on any Senior Note when due which continues for 30 days;

    - default in the performance or breach of any other covenant or warranty of the Company in the Senior Note Indenture and the continuation thereof for 60 days after written notice to the Company as provided in the Senior Note Indenture;

    - prior to the Release Date, the occurrence of a completed default under the Mortgage Indenture, of which the Mortgage Trustee, the Company or the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes have given written notice thereof to the Senior Note Trustee; and

    - certain events of bankruptcy, insolvency or reorganization of the Company.

(Section 8.01.)

    If an event of default occurs and is continuing, either the Senior Note Trustee or the holders of a majority in principal amount of the outstanding Senior Notes may declare the principal amount of all Senior Notes to be due and payable immediately. Upon such acceleration of the Senior Notes, the Senior Note Trustee is empowered to cause the mandatory redemption of the Senior Note Mortgage Bonds. At any time after an acceleration of the Senior Notes has been declared, but before a judgment or decree of the immediate payment of the principal amount of the Senior Notes has been obtained and so long as all first mortgage bonds have not been accelerated, if the Company pays or deposits with the Senior Note Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the Senior Notes. (Section 8.01.)

    The Senior Note Trustee generally will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the holders unless such holders have offered acceptable indemnity to the Senior Note Trustee. (Section 9.02.) The holders of a majority in principal amount of the outstanding Senior Notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Trustee, or of exercising any trust or power conferred on the Senior Note Trustee, with respect to the Senior Notes. (Section 8.07.) Each holder of any Senior Note has the right to institute a proceeding with respect to the Senior Note Indenture, but such right is subject to certain conditions precedent specified in the Senior Note Indenture. (Section 8.04.) The Senior Note Indenture provides that the Senior Note Trustee, within 90 days after the occurrence of a default with respect to the Senior Notes, is required to give the holders of the Senior Notes notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on any Senior Notes, the Senior Note Trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. (Section 8.08.) The Company is required to deliver to the Senior Note Trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, the Company is in compliance with the conditions and covenants under the Senior Note Indenture. (Section 6.06.)

MODIFICATION

    The Company and the Senior Note Trustee may modify and amend the Senior Note Indenture with the consent of the holders of a majority in principal amount of the outstanding Senior Notes affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding Senior Note affected thereby, (a) change the stated maturity of any installment of principal of, or interest on, any Senior Note or any premium payable on the redemption thereof, or change the redemption price; (b) reduce the principal amount of, or the interest or premium payable on, any Senior Note or reduce the amount of principal that could be declared due and payable prior to the stated maturity; (c) change the coin or currency of any payment of principal of, or any premium or interest on, any Senior Note; (d) impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any Senior Note; (e) reduce the percentage in principal amount of outstanding Senior Notes, the consent of the holders of which is required to modify or amend the Senior Note Indenture; (f) impair the security interest of the Senior Note Trustee in the Senior Note Mortgage Bonds held by it or, prior to the Release Date, reduce the principal amount of Senior Note Mortgage Bonds securing the Senior Notes to an amount less than the principal amount of the Senior Notes or alter the payment provisions of such Senior Note Mortgage Bonds in a manner adverse to the holders of the Senior Notes; or (g) modify the foregoing requirements or reduce the percentage of outstanding Senior Notes necessary to waive any past default to less than a majority. The Company and the Senior Note Trustee may modify and amend the Senior Note Indenture without the consent of the holders (a) to add to the covenants of the Company for the benefit of the holders or to surrender a right conferred on the Company in the Senior Note Indenture; (b) to add further security for the Senior Notes; or (c) to make certain other modifications, generally of a ministerial or immaterial nature. (Sections 13.01 and 13.02.)

DEFEASANCE AND DISCHARGE

    We may be discharged from all obligations in respect to the Senior Notes and the Senior Note Indenture (except for certain obligations such as obligations to register the transfer or exchange of Senior Notes, replace stolen, lost or mutilated Senior Notes and maintain paying agencies) if we irrevocably deposit with the Senior Note Trustee, in trust for the benefit of holders of Senior Notes, money or United States government obligations (or any combination thereof) which will provide enough money to make all payments of principal of, and any premium and interest on, the Senior Notes on the dates such payments are due. In order to discharge such obligations, we must deliver to the Senior Note Trustee an opinion of counsel to the effect that the holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Senior Note Indenture. Upon any discharge of our obligations as described above, the holders of Senior Notes must look only to such trust fund, and not to us, for payments on the Senior Notes. (Section 5.01.)

CONSOLIDATION, MERGER AND SALE OF ASSETS

    We will not merge into any other corporation or sell or otherwise transfer all or substantially all our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal and premium and interest on all the Senior Notes and our obligation to perform every covenant of the Senior Note Indenture to be performed or observed by the Company. Prior to the Release Date, the successor or transferee corporation must also assume our obligations under the Mortgage Indenture with respect to the Senior Note Mortgage Bonds. Upon any such merger, sale, or transfer of all or substantially all of the assets of the Company, the successor or transferee corporation will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Senior Note Indenture with the same effect as if such successor corporation had been originally named as the Company therein and the Company will be released from all obligations under the Senior Note Indenture. The Senior Note Indenture defines all or substantially all of the assets of the Company as being 50% or more of the total assets of the Company as shown on the balance sheet of the Company as of the end of the prior year and specifically permits any such sale, transfer or conveyance during a calendar year of less than 50% of total assets without the consent of the holders of the Senior Notes. (Sections 12.01 and 12.02.)

RESIGNATION OR REMOVAL OF SENIOR NOTE TRUSTEE

    The Senior Note Trustee may resign at any time by notifying the Company in writing and specifying the day upon which the resignation is to take effect. Such resignation will not take effect, however, until a successor trustee has been appointed. (Section 9.10.)

    The holders of a majority in principal amount of the outstanding Senior Notes may remove the Senior Note Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Senior Note Trustee upon notice to the holder of each Senior Note outstanding and appointment of a successor Senior Note Trustee. (Section 9.10.)

CONCERNING THE SENIOR NOTE TRUSTEE

    Norwest Bank Minnesota, National Association is the Senior Note Trustee. We maintain banking relationships with the Senior Note Trustee in the ordinary course of business. The Senior Note Trustee also acts as trustee for certain of our pollution control and resource recovery bonds and will also act as Debt Trustee.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

    The Debt Securities may be issued in one or more new series under an indenture (the "Debt Indenture") between the Company and Norwest Bank Minnesota, National Association, or any other trustee to be named, as trustee (the "Debt Trustee"). The term "Debt Securities" does not include Senior Notes, which are issued under the Senior Note Indenture. See "Description of Senior Notes." The Debt Securities will be unsecured obligations of the Company and will rank on a parity with other unsecured indebtedness of the Company. Except as described in the next sentence, the amount of Debt Securities that we may issue under the Debt Indenture is not limited. As described above under the caption "Description of Senior Notes--Release Date," our Articles of Incorporation currently limit the amount of unsecured debt that we are able to issue. We presently expect to ask our shareholders at the 1999 Annual Meeting to approve an amendment to our Articles removing such limitation.

    The Debt Securities may be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The Prospectus Supplement applicable to each issue of Debt Securities will specify:

    - the title, aggregate principal amount and offering price of such Debt Securities;

    - the interest rate or rates, or method of calculation of such rate or rates, on such Debt Securities, and the date from which such interest will accrue;

    - the dates on which such interest will be payable;

    - the record dates for payments of interest;

    - the date on which such Debt Securities will mature;

    - any redemption terms;

    - the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be repaid, in which or in part, at the option of the holder thereof; and

    - other specific terms applicable to such Debt Securities.

    The applicable Prospectus Supplement also may describe certain special United States federal income tax considerations (if any) applicable to Debt Securities sold at an original issue discount and certain special United States federal income tax or other considerations (if any) applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars.

    Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof, except that the denomination of any Debt Security issued in the form of a Global Security will not exceed $200,000,000 without the approval of the Depository.

    Unless otherwise indicated in the applicable Prospectus Supplement, there are no provisions in the Debt Indenture or the Debt Securities that require us to redeem, or permit the holders to cause a redemption of, the Debt Securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of the Company. However, any change in control transaction that involves the incurrence of substantial additional long-term indebtedness (as notes, first mortgage bonds or otherwise) by us in such a transaction would require approval of state utility regulatory authorities and, possibly, of federal utility regulatory authorities. Management believes that such approvals would be unlikely in any transaction that would result in the Company, or a successor to the Company, having a highly leveraged capital structure.

REGISTRATION, TRANSFER AND EXCHANGE

    Debt Securities of any series may be exchanged for other Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and kind. (Section 2.06.)

    Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Debt Trustee maintained for such purpose with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Debt Indenture. Such transfer or exchange will be effected upon being satisfied with the documents of title and indemnity of the person making the request. (Sections 2.06 and 2.07.)

    In the event of any redemption of Debt Securities of any series, the Debt Trustee will not be required to exchange or register a transfer of any Debt Securities of such series selected, called or being called for redemption except, in the case of any Debt Security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.06.) See "BOOK-ENTRY SYSTEM."

PAYMENT AND PAYING AGENTS

    Principal of and interest and premium, if any, on Debt Securities issued in the form of Global Securities will be paid in the manner described below under the caption "BOOK-ENTRY SYSTEM." Unless otherwise indicated in the applicable Prospectus Supplement, interest on Debt Securities that are in the form of certificated securities will be paid by check mailed to the holder at such person's address as it appears in the register for the Debt Securities maintained by the Debt Trustee; however, a holder of $10,000,000 or more Debt Securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer, if appropriate wire transfer instructions have been received by the Debt Trustee on or prior to the applicable record date. (Section 2.12.) Unless otherwise indicated in the applicable Prospectus Supplement, the principal of, and interest at maturity and premium, if any, on Debt Securities in the form of certificated securities will be payable in immediately available funds at the office of the Debt Trustee. (Section 2.12.)

    All monies paid by the Company to a paying agent for the payment of principal of, interest or premium, if any, on any Debt Security which remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable will be repaid to the Company and the holder of such Debt Security will thereafter look only to the Company for payment thereof. (Section 4.04.)

EVENTS OF DEFAULT

    The following constitute events of default under the Debt Indenture:

    - default in the payment of principal of and premium, if any, on any Debt Security when due and payable whether at the stated maturity thereof, upon redemption thereof (provided that such redemption is not conditioned upon the deposit of sufficient moneys for such redemption) or upon declaration of acceleration or otherwise;

    - default in the payment of interest on any Debt Security when due which continues for 30 days;

    - default in the performance or breach of any other covenant or warranty of the Company in the Debt Indenture and the continuation thereof for 60 days after written notice to the Company as provided in the Debt Indenture; and

    - certain events of bankruptcy, insolvency or reorganization of the Company.

(Section 7.01.)

    If an event of default occurs and is continuing, either the Debt Trustee or the holders of a majority in principal amount of the outstanding Debt Securities may declare the principal amount of all Debt Securities to be due and payable immediately. At any time after an acceleration of the Debt Securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of the Debt Securities has been obtained, if the Company pays or deposits with the Debt Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the Debt Securities. (Section 7.01.)

    The Debt Trustee generally will be under no obligation to exercise any of its rights or powers under the Debt Indenture at the request or direction of any of the holders unless such holders have offered acceptable indemnity to the Debt Trustee. (Section 9.02.) The holders of a majority in principal amount of the outstanding Debt Securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee, or of exercising any trust or power conferred on the Debt Trustee, with respect to the Debt Securities. (Section 7.07.) Each holder of any Debt Security has the right to institute a proceeding with respect to the Debt Indenture, but such right is subject to certain conditions precedent specified in the Debt Indenture. (Section 7.07.) The Debt Indenture provides that the Debt Trustee, within 90 days after the occurrence of a default with respect to the Debt Securities, is required to give the holders of the Debt Securities notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on any Debt Securities, the Debt Trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. (Section 7.08.) The Company is required to deliver to the Debt Trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, the Company is in compliance with the conditions and covenants under the Debt Indenture. (Section 5.05.)

MODIFICATION

    The Company and the Debt Trustee may modify and amend the Debt Indenture with the consent of the holders of a majority in principal amount of the outstanding Debt Securities affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security affected thereby, (a) change the stated maturity of any installment of principal of, or interest on, any Debt Security or any premium payable on the redemption thereof, or change the redemption price; (b) reduce the principal amount of, or the interest or premium payable on, any Debt Security or reduce the amount of principal that could be declared due and payable prior to the stated maturity; (c) change the coin or currency of any payment of principal of, or any premium or interest on, any Debt Security; (d) impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any Debt Security; (e) reduce the percentage in principal amount of outstanding Debt Securities, the consent of the holders of which is required to modify or amend the Debt Indenture; or (f) modify the foregoing requirements or reduce the percentage of outstanding Debt Securities necessary to waive any past default to less than a majority. The Company and the Debt Trustee may modify and amend the Debt Indenture without the consent of the holders (a) to add to the covenants of the Company for the benefit of the holders or to surrender a right conferred on the Company in the Debt Indenture; (b) to add security for the Debt Securities; or (c) to make certain other modifications, generally of a ministerial or immaterial nature. (Sections 12.01 and 12.02.)

DEFEASANCE AND DISCHARGE

    We may be discharged from all obligations in respect to the Debt Securities and the Debt Indenture (except for certain obligations such as obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or mutilated Debt Securities and maintain paying agencies) if we irrevocably deposit with the Debt Trustee, in trust for the benefit of holders of Debt Securities, money or United States government obligations (or any combination thereof) which will provide enough money to make all payments of principal of, and any premium and interest on, the Debt Securities on the dates such payments are due. In order to discharge such obligations, we must deliver to the Debt Trustee an opinion of counsel to the effect that the holders of the Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Debt Indenture. Upon any discharge of our obligations as described above, the holders of Debt Securities must look only to such trust fund, and not us, for payments on the Debt Securities. (Section 4.01.)

CONSOLIDATION, MERGER AND SALE OF ASSETS

    We will not merge into any other corporation or sell or otherwise transfer all or substantially all our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal and premium and interest on all the Debt Securities and our obligation to perform every covenant of the Debt Indenture to be performed or observed by the Company. Upon any such merger, sale or transfer of all or substantially all of the assets of the Company, the successor or transferee corporation will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Debt Indenture with the same effect as if such successor corporation had been named as the Company therein and the Company will be released from all obligations under the Debt Indenture. The Debt Indenture defines all or substantially all of the assets of the Company as being 50% or more of the total assets of the Company as shown on the balance sheet of the Company as of the end of the prior year and specifically permits any such sale, transfer or conveyance during a calendar year of less than 50% of total assets without the consent of the holders of the Debt Securities. (Sections 11.01 and 11.02.)

RESIGNATION OR REMOVAL OF DEBT TRUSTEE

    The Debt Trustee may resign at any time by notifying the Company in writing and specifying the day upon which the resignation is to take effect. Such resignation will not take effect, however, until a successor trustee has been appointed. (Section 8.10.)

    The holders of a majority in principal amount of the outstanding Debt Securities may remove the Debt Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Debt Trustee upon notice to the holder of each Debt Security outstanding, and appointment of a successor Debt Trustee. (Section 8.10.)

CONCERNING THE DEBT TRUSTEE

    Norwest Bank Minnesota, National Association is the Debt Trustee. We maintain banking relationships with the Debt Trustee in the ordinary course of business. The Debt Trustee also acts as trustee for certain of our pollution control and resource recovery bonds and will also act as Senior Note Trustee.

                               BOOK-ENTRY SYSTEM

    Each series of Securities may be issued in the form of one or more Global Securities representing all or part of such series of Securities. This means that we will not issue certificates for such series of Securities to the holders. Instead a Global Security representing such series will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), or its successor as depository (the "Depository") and registered in the name of the Depository or a nominee of the Depository.

    The Depository will keep a computerized record of its participants (for example, your broker) whose clients have purchased the Securities. Unless it is exchanged in whole or in part for a certificated Security, a Global Security may not be transferred, except that the Depository, its nominees and their successors may transfer a Global Security as a whole to one another.

    Beneficial interests in Global Securities will be shown on, and transfers of interests will be made only through, records maintained by the Depository and its participants. The laws of some jurisdictions require that certain purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

    We will wire principal, interest and any premium payments to the Depository or its nominee. We and the trustee will treat the Depository or its nominee as the owner of the Global Security for all purposes, including any notices and voting. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a Global Security to owners of beneficial interests in a Global Security.

    Unless otherwise specified in the Prospectus Supplement, DTC will act as Depository for those Securities issued as Global Securities. The Securities will be registered in the name of Cede & Co. (DTC's partnership nominee).

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct Participant, either directly or indirectly. The Rules that apply to DTC and its Participants are on file with the SEC.

    It is DTC's current practice, upon receipt of any payment of principal or interest, to credit Participants' accounts on the payment date according to their respective holdings of beneficial interests in the Global Security as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Participants whose accounts are credited with Securities on a record date, by using an omnibus proxy. Payments by Participants to owners of beneficial interests in a Global Security, and voting by Participants, will be governed by the customary practices between the Participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in "street name." However, payments will be the responsibility of the Participants and not our responsibility or that of DTC or the trustee.

    Securities represented by a Global Security will be exchangeable for certificated notes with the same terms in authorized denominations only if:

    (a) DTC notifies us that it is unwilling or unable to continue as Depository or if DTC ceases to be a clearing agency registered under applicable law and a successor Depository is not appointed by us within 90 days; or

    (b) we determine not to require all of the Securities of a series to be represented by a Global Security and notify the trustee of our decision.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC, and the Company and any underwriters, dealers or agents take no responsibility for the accuracy thereof.

    Any underwriters, dealers or agents of any Securities may be Direct Participants of DTC.

                                 LEGAL OPINIONS

    Legal opinions relating to the Securities will be rendered by Gary R. Johnson, 414 Nicollet Mall, Minneapolis, Minnesota, counsel for the Company, and by Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois, counsel for any underwriters, dealers or agents named in a Prospectus Supplement. Gary
R. Johnson is Vice President and General Counsel of the Company and is the beneficial owner of 12,173.507 shares of the Company's Common Stock. Matters pertaining to local laws will be passed upon by counsel for the Company and as to these matters Gardner, Carton & Douglas will rely on their opinions. The opinion contained in this Prospectus under "Description of New Bonds-Security for New Bonds," is the opinion of Gary R. Johnson. Gardner, Carton & Douglas has acted from time to time as special counsel for NSP in connection with certain matters.

                                    EXPERTS

    The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                              PLAN OF DISTRIBUTION

    The Company intends to sell the Securities to or through underwriters or dealers, and may also sell the Securities directly to other purchasers or through agents, as described in the Prospectus Supplement relating to an issue of Securities.

    The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

    In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 (the "1933 Act"). Any such person who may be deemed to be an underwriter will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

    Under agreements which may be entered into by the Company, underwriters, dealers, and agents who participate in the distribution of the Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act.

    No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                         NORTHERN STATES POWER COMPANY

                           (a Minnesota Corporation)

                              FIRST MORTGAGE BONDS
                                  SENIOR NOTES
                                DEBT SECURITIES

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
ABOUT THIS PROSPECTUS......................................................................................           2
WHERE YOU CAN FIND MORE INFORMATION........................................................................           2
USE OF PROCEEDS............................................................................................           4
NSP'S RATIO OF EARNINGS TO FIXED CHARGES...................................................................           4
SECURITIES.................................................................................................           4
DESCRIPTION OF NEW BONDS...................................................................................           5
DESCRIPTION OF SENIOR NOTES................................................................................          12
DESCRIPTION OF DEBT SECURITIES.............................................................................          16
BOOK-ENTRY SYSTEM..........................................................................................          20
LEGAL OPINIONS.............................................................................................          21
EXPERTS....................................................................................................          22
PLAN OF DISTRIBUTION.......................................................................................          22

                                    -------
                            ------------------------
                                    -------

                                    PART II:
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Set forth below is an estimate of the approximate amount of fees and expenses payable by the Registrant (other than underwriting discounts and commissions) in connection with the issuance of the New Bonds:

Registration fee under the Securities Act of 1933...............  $ 111,200
Fees of rating agencies.........................................    120,000
Printing and engraving..........................................     75,000
Accounting services.............................................     50,000
Trustee's charges...............................................     75,000
Mortgage registration tax.......................................    775,000
Expenses and counsel fees for qualification or registration of
  the Securities under state securities laws....................     10,000
Miscellaneous, including traveling, telephone, copying,
  shipping, and other out-of-pocket expenses....................     33,800
                                                                  ---------
    Total.......................................................  $1,250,000
                                                                  ---------
                                                                  ---------
All items are estimated except the first.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 302A.521 of the Minnesota Statutes permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Pursuant to authorization contained in the Restated Articles of Incorporation, as amended, Article 4 of the Bylaws of the Company contains provisions for indemnification of its directors and officers consistent with the provisions of Section 302A.521 of the Minnesota Statutes.

    The Company has obtained insurance policies indemnifying the Company and the Company's directors and officers against certain civil liabilities and related expenses.

ITEM 16.  EXHIBITS.

    Certain Exhibits listed below and marked with an asterisk (*) were filed with the Securities and Exchange Commission as Exhibits to certain Registration Statements under the Exhibit number indicated after each such Exhibit and are incorporated herein by this reference. These Registration Statements are identified as follows:

(a)        No. 2-5290.        (h)        No. 2-14156.       (o)        No. 2-27117.       (v)        No. 2-46434.
(b)        No. 2-5924.        (i)        No. 2-15220.       (p)        No. 2-28447.       (w)        No. 2-53235.
(c)        No. 2-7549.        (j)        No. 2-18355.       (q)        No. 2-34250.       (x)        No. 2-71259.
(d)        No. 2-8047.        (k)        No. 2-20282.       (r)        No. 2-36693.       (y)        No. 2-83364.
(e)        No. 2-9631.        (1)        No. 2-21601.       (s)        No. 2-39144.       (z)        No. 2-97667.
(f)        No. 2-12216.       (m)        No. 2-22476.       (t)        No. 2-39815.
(g)        No. 2-13463.       (n)        No. 2-26338.       (u)        No. 2-42598.

   EXHIBITS
---------------
   1.01          Form of Underwriting Agreement for the New Bonds.
   1.02          Form of Underwriting Agreement for the Senior Notes.
   1.03          Form of Underwriting Agreement for the Debt Securities.
  *4.01A(a)      Copy of Trust Indenture, dated February 1, 1937, from the Company to Harris Trust and Savings
                 Bank, Trustee. (B-7)
  *4.01B(a)      Copy of Supplemental Trust Indenture, dated June 1, 1942, being a supplemental instrument to
                 Exhibit 4.01A hereto. (B-8)
   4.01C(a)      Copy of Supplemental Trust Indenture, dated February 1, 1944, being a supplemental instrument to
                 Exhibit 4.01A hereto. (B-9 (Revised))
  *4.01D(b)      Copy of Supplemental Trust Indenture, dated October 1, 1945, being a supplemental instrument to
                 Exhibit 4.01A hereto. (7.09)
  *4.01E(c)      Copy of Supplemental Trust Indenture, dated July 1, 1948, being a supplemental instrument to
                 Exhibit 4.01A hereto. (7.05)
  *4.01F(d)      Copy of Supplemental Trust Indenture, dated August 1, 1949, being a supplemental instrument to
                 Exhibit 4.01A hereto. (7.06)
  *4.01G(e)      Copy of Supplemental Trust Indenture, dated June 1, 1952, being a supplemental instrument to
                 Exhibit 4.01A hereto. (4.08)
  *4.01H(f)      Copy of Supplemental Trust Indenture, dated October 1, 1954, being a supplemental instrument to
                 Exhibit 4.01A hereto. (4.10)
  *4.01I(g)      Copy of Supplemental Trust Indenture, dated September 1, 1956, being a supplemental instrument to
                 Exhibit 4.01A hereto. (2.09)
  *4.01J(h)      Copy of Supplemental Trust Indenture, dated August 1, 1957, being a supplemental instrument to
                 Exhibit 4.01A hereto. (2.10)
  *4.01K(i)      Copy of Supplemental Trust Indenture, dated July 1, 1958, being a supplemental instrument to
                 Exhibit 4.01A hereto. (4.12)
  *4.01L(j)      Copy of Supplemental Trust Indenture, dated December 1, 1960, being a supplemental instrument to
                 Exhibit 4.01A hereto. (2.12)
  *4.01M(k)      Copy of Supplemental Trust Indenture, dated August 1, 1961, being a supplemental instrument to
                 Exhibit 4.01A hereto. (2.13)
  *4.01N(l)      Copy of Supplemental Trust Indenture, dated June 1, 1962, being a supplemental instrument to
                 Exhibit 4.01A hereto. (2.14)
  *4.01O(m)      Copy of Supplemental Trust Indenture, dated September 1, 1963, being a supplemental instrument to
                 Exhibit 4.01A hereto. (4.16)
  *4.01P(n)      Copy of Supplemental Trust Indenture, dated August 1, 1966, being a supplemental instrument to
                 Exhibit 4.01A hereto. (2.16)
  *4.01Q(o)      Copy of Supplemental Trust Indenture, dated June 1, 1967, being a supplemental instrument to
                 Exhibit 4.01A hereto. (2.17)
  *4.01R(p)      Copy of Supplemental Trust Indenture, dated October 1, 1967, being a supplemental instrument to
                 Exhibit 4.01A hereto. (2.01R)
  *4.01S(q)      Copy of Supplemental Trust Indenture, dated May 1, 1968, being a supplemental instrument to
                 Exhibit 4.01A hereto. (2.01S)
  *4.01T(r)      Copy of Supplemental Trust Indenture, dated October 1, 1969, being a supplemental instrument to
                 Exhibit 4.01A hereto. (2.01T)

   EXHIBITS
---------------
  *4.01U(s)      Copy of Supplemental Trust Indenture, dated February 1, 1971, being a supplemental instrument to
                 Exhibit 4.01A hereto. (2.01U)
  *4.01V(t)      Copy of Supplemental Trust Indenture, dated May 1, 1971, being a supplemental instrument to
                 Exhibit 4.01A hereto. (2.01V)
  *4.01W(u)      Copy of Supplemental Trust Indenture, dated February 1, 1972, being a supplemental instrument to
                 Exhibit 4.01A hereto. (2.01W)
  *4.01X(v)      Copy of Supplemental Trust Indenture, dated January 1, 1973, being a supplemental instrument to
                 Exhibit 4.01A hereto. (2.01X)
  *4.01Y(w)      Copy of Supplemental Trust Indenture, dated January 1, 1974, being a supplemental instrument to
                 Exhibit 4.01A hereto. (2.01Y)
  *4.01Z(w)      Copy of Supplemental Trust Indenture, dated September 1, 1974, being a supplemental instrument to
                 Exhibit 4.01A hereto. (2.01Z)
  *4.01AA(x)     Copy of Supplemental Trust Indenture, dated April 1, 1975, being a supplemental instrument to
                 Exhibit 4.01A hereto. (4.01AA)
  *4.01BB(x)     Copy of Supplemental Trust Indenture, dated May 1, 1975, being a supplemental instrument to
                 Exhibit 4.01A hereto. (4.01BB)
  *4.01CC(x)     Copy of Supplemental Trust Indenture, dated March 1, 1976, being a supplemental instrument to
                 Exhibit 4.01A hereto. (4.01CC)
  *4.01DD(x)     Copy of Supplemental Trust Indenture, dated June 1, 1981, being a supplemental instrument to
                 Exhibit 4.01A hereto. (4.01DD)
  *4.01EE(y)     Copy of Supplemental Trust Indenture, dated December 1, 1981, being a supplemental instrument to
                 Exhibit 4.01A hereto. (4.01EE)
  *4.01FF(z)     Copy of Supplemental Trust Indenture, dated May 1, 1983, being a supplemental instrument to
                 Exhibit 4.01A hereto.
  *4.01GG(z)     Copy of Supplemental Trust Indenture, dated December 1, 1983, being a supplemental instrument to
                 Exhibit 4.01A hereto.
  *4.01HH(z)     Copy of Supplemental Trust Indenture, dated September 1, 1984, being a supplemental instrument to
                 Exhibit 4.01A hereto.
  *4.01II(z)     Copy of Supplemental Trust Indenture, dated December 1, 1984, being a supplemental instrument to
                 Exhibit 4.01A hereto.
   4.01JJ        Copy of Supplemental Trust Indenture, dated May 1, 1985, being a supplemental instrument to
                 Exhibit 4.01A hereto, filed as Exhibit 4.36 to the Company's Annual Report on Form 10-K (File No.
                 1-3034) for the year ended December 31, 1985 and incorporated herein by reference.
   4.01KK        Copy of Supplemental Trust Indenture, dated September 1, 1985, being a supplemental instrument to
                 Exhibit 4.01A hereto, filed as Exhibit 4.37 to the Company's Annual Report on Form 10-K (File No.
                 1-3034) for the year ended December 31, 1985, and incorporated herein by reference.
   4.01LL        Copy of Supplemental and Restated Trust Indenture, dated May 1, 1988, being a supplemental instrument to Exhibit 4.01A hereto, filed as Exhibit 4.02 to the Company's Annual Report on Form
                 10-K (File No. 1-3034) for the year ended December 31, 1988, and incorporated herein by reference.

   EXHIBITS
---------------
   4.01MM        Copy of Supplemental Trust Indenture, dated July 1, 1989, being a supplemental instrument to
                 Exhibit 4.01A hereto, filed as Exhibit 4.01 to the Company's Current Report on Form 8-K (File No.
                 1-3034) dated July 2, 1989, and incorporated herein by reference.
   4.01NN        Copy of Supplemental Trust Indenture, dated June 1, 1990, being a supplemental instrument to
                 Exhibit 4.01A hereto, filed as Exhibit 4.01 to the Company's Current Report on Form 8-K (File No.
                 1-3034) dated June 6, 1990, and incorporated herein by reference.
   4.01OO        Copy of Supplemental Trust Indenture, dated October 1, 1992, being a supplemental instrument to
                 Exhibit 4.01A hereto, filed as Exhibit 4.01 to the Company's Current Report on Form 8-K (File No.
                 1-3034) dated October 13, 1992, and incorporated herein by reference.
   4.01PP        Copy of Supplemental Trust Indenture, dated April 1, 1993, being a supplemental instrument to
                 Exhibit 4.01A hereto, filed as Exhibit 4.01 to the Company's Current Report on Form 8-K (File No.
                 1-3034) dated March 30, 1993, and incorporated herein by reference.
   4.01QQ        Copy of Supplemental Trust Indenture, dated December 1, 1993, being a supplemental instrument to
                 Exhibit 4.01A hereto, filed as Exhibit 4.01 to the Company's Current Report on Form 8-K (File No.
                 1-3034) dated December 7, 1993, and incorporated herein by reference.
   4.01RR        Copy of Supplemental Trust Indenture, dated February 1, 1994, being a supplemental instrument to
                 Exhibit 4.01A hereto, filed as Exhibit 4.01 to the Company's Current Report on Form 8-K (File No.
                 1-3034) dated February 10, 1994, and incorporated herein by reference.
   4.01SS        Copy of Supplemental Trust Indenture, dated October 1, 1994, being a supplemental instrument to
                 Exhibit 4.01A hereto, filed as Exhibit 4.01 to the Company's Current Report on Form 8-K (File No.
                 1-3034) dated October 5, 1994, and incorporated herein by reference.
   4.01TT        Copy of Supplemental Trust Indenture, dated June 1, 1995, being a supplemental instrument to
                 Exhibit 4.01A hereto, filed as Exhibit 4.01 to the Company's Current Report on Form 8-K (File No.
                 1-3034) dated June 28, 1995, and incorporated herein by reference.
   4.01UU        Copy of Supplemental Trust Indenture, dated April 1, 1997, being a supplemental instrument to
                 Exhibit 4.01A hereto, filed as Exhibit 4.47 to the Company's Annual Report on Form 10-K (File No.
                 1-3034) for the year ended December 31, 1997, and incorporated herein by reference.
   4.01VV        Copy of Supplemental Trust Indenture, dated March 1, 1998, being a supplemental instrument to
                 Exhibit 4.01A hereto, filed as Exhibit 4.01 to the Company's Current Report on Form 8-K (File No.
                 1-3034) dated March 11, 1998, and incorporated herein by reference.
   4.01WW        Form of Supplemental Trust Indenture, for each series of New Bonds, being a supplemental instrument to Exhibit 4.01A hereto.
   4.01XX        Form of Senior Note Indenture from the Company to Norwest Bank Minnesota, National Association.

   EXHIBITS
---------------
   4.01YY        Form of Debt Securities Indenture from the Company to Norwest Bank Minnesota, National
                 Association.
   5.01          Opinion of Gary R. Johnson as to legality of the New Bonds.
  12.01          NSP statement of Computation of ratio of earnings to fixed charges.
  23.01          Independent Accountants' Consent.
  23.02          Legal Counsel's Consent.
  24.01          Powers of Attorney.
  25.01          Form T-1 Statement of eligibility of Harris Trust and Savings Bank to act as Trustee under the
                 Indenture which will secure the New Bonds.
  25.02          Form T-1 Statement of eligibility of Norwest Bank Minnesota, National Association to act as
                 Trustee under the Senior Note Indenture relating to the Senior Notes.
  25.03          Form T-1 Statement of eligibility of Norwest Bank Minnesota, National Association to act as
                 Trustee under the Indenture relating to the Debt Securities.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota, on the 20th day of November, 1998.

                                NORTHERN STATES POWER COMPANY

                                By:                     /s/
                                     -----------------------------------------
                                       E.J. McIntyre VICE PRESIDENT AND CHIEF
                                                 FINANCIAL OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

             */s/
------------------------------  Principal Executive          November 20, 1998
       James J. Howard            Officer and Director

             */s/
------------------------------  Principal Financial          November 20, 1998
      Edward J. McIntyre          Officer

             */s/
------------------------------  Principal Accounting         November 20, 1998
       Roger D. Sandeen           Officer

             */s/
------------------------------  Director                     November 20, 1998
      H. Lyman Bretting

             */s/
------------------------------  Director                     November 20, 1998
     David A. Christensen

             */s/
------------------------------  Director                     November 20, 1998
       W. John Driscoll

             */s/
------------------------------  Director                     November 20, 1998
     Giannantonio Ferrari

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

             */s/
------------------------------  Director                     November 20, 1998
    Richard M. Kovacevich

             */s/
------------------------------  Director                     November 20, 1998
    Douglas W. Leatherdale

             */s/
------------------------------  Director                     November 20, 1998
      Margaret R. Preska

             */s/
------------------------------  Director                     November 20, 1998
     A. Patricia Sampson

*By:             /s/
      -------------------------
            E.J. McIntyre
         (ATTORNEY-IN-FACT)

                               INDEX TO EXHIBITS

METHOD OF    EXHIBIT
  FILING       NO.                                             DESCRIPTION
----------  ----------  ------------------------------------------------------------------------------------------

    DT      1.01        Form of Underwriting Agreement for the New Bonds.

    DT      1.02        Form of Underwriting Agreement for the Senior Note.

    DT      1.03        Form of Underwriting Agreement for the Debt Securities.

    DT      4.01WW      Form of Supplemental Trust Indenture, for each series of New Bonds, being a supplemental instrument to Exhibit 4.01A hereto.

    DT      4.01XX      Form of Senior Note Indenture from the Company to Norwest Bank Minnesota, National
                        Association.

    DT      4.01YY      Form of Debt Securities Indenture from the Company to Norwest Bank Minnesota, National
                        Association.

    DT      5.01        Opinion of Gary R. Johnson as to legality of the New Bonds.

    DT      12.01       NSP statement of Computation of ratio of earnings to fixed charges.

    DT      23.01       Independent Accountants' Consent.

    DT      23.02       Legal Counsel's Consent.

    DT      24.01       Power of Attorney.

    DT      25.01       Form T-1 Statement of eligibility of Harris Trust and Savings Bank to act as Trustee under the Indenture which will secure the New Bonds.

    DT      25.02       Form T-1 Statement of eligibility of Norwest Bank Minnesota, National Association to act
                        as Trustee under the Senior Note Indenture relating to the Senior Notes.

    DT      25.03       Form T-1 Statement of eligibility of Norwest Bank Minnesota, National Association to act
                        as Trustee under the Indenture relating to the Debt Securities.

------------------------

DT - Filed electronically with this direct transmission.